POWER OF ATTORNEY

The undersigned, an officer of Ferro Corporation (the "Company"), hereby constitutes and appoints the incumbents from time to time of the offices of Chief Financial Officer, General Counsel, and Treasurer of the Company, and each of them, as his attorney with full power of substitution and resubstitution, for and in his name, place and stead, to prepare, sign and file with the Securities and Exchange Commission (the "SEC"): a) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") or any rule or regulation of the SEC; and b) any and all Forms 3, 4 and 5 required to be filed in accordance with Section 16 and the rules thereunder, and c) any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, with full power and authority to do so and to perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

/s/ Andrew T. Henke
Andrew T. Henke
Dated:	September 12, 2019